Exhibit 10.11
               Fulfillment Contract with Golden Gems Nevada, Ltd.

                                       46

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                    [INTERACTIVE PROCESSING, INC. LETTERHEAD]



FULFILLMENT CONTRACT

The following agreement is hereby dated on June 1 1996 between the following parties:

Golden Gems Nevada Ltd. / Distribution Center
4410 N. Rancho Drive #194
Las Vegas, NV
89130

AND

Interactive Processing, Inc. / Client
609 Granville St. #1738
Vancouver B.C.
V7Y 1G5

Golden Gems will be known as GG and Interactive Processing will be known as IP.

GG will be responsible for inventory control, transportation of merchandise, mail, fedex, bulk boxes, credit card authorizations, and accounting.

1.             CREDIT CARDS

GG shall pay for each credit card authorization, charges for all credit cards carried by GG. The current credit cards available are Amex, Mastercard, Visa, Discover. IP shall pay for any charge backs of fraudulent credit cards.

2.              MAILINGS

GG shall charge IP $5.00 for each unit shipped to individual customers. $5.95 shipping & handling will be charged to customers at time of shipping. IP shall cover the cost of Fedex via their account and any other customs and duty for off shore shipping.

3.             BULK SHIPMENTS

GG shall charge IP $0.50 each unit per 50 piece bulk box of TV Terminators for shipping to Catalog Companies and Home Shopping Networks and all bulk shipments sent F.O.B.




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                [Interactive Processing, Inc. Letterhead]                Page 2

4.            TERM

The Term of this contract shall be 1 year and if both parties wish to end this agreement then that party shall give 30 days notice to the other party.

5.            INVENTORY

GG shall keep an up to date inventory by the 15th of the following month and fax and mail IP a spread sheet on all mailing, credit card sales and any other costs to IP.

6.           COSTS

IP shall cover any extra costs such as envelopes, long distance faxing, special mailings authorized by IP and any other reasonable requests. GG shall not make any other decisions not covered in this agreement without the written consent of IP.

7.       SPECIAL SHIPPING

IP and GG will discuss costing per special shipments to overseas or any other shipments not covered in this agreement. IP will agree to pay GG on a per special shipment basis.


Golden Gems Nevada Ltd.                       Interactive Processing, Inc.


By:    /S/ HARRY SILVERMAN                    By:       /S/ SHELDON SILVERMAN
       Harry Silverman, President             Sheldon Silverman, President & CEO


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